UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 14, 2015

CAFÉ SERENDIPITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49993	56-2284320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10120 South Eastern Ave., Suite 200
Henderson, Nevada 89052
(Address of Principal Executive Offices)

(702) 492-1236
(Issuer’s telephone number)

1503 South Coast Drive, Suite 206
Costa Mesa, California 92626
(Previous Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On February 3, 2015, Café Serendipity Holdings, Inc., (the “Company”) executed a Product Distribution Agreement and an Agreement for the Exchange of Securities and with mCig, Inc. (“mCig”).

On July 14, 2015, the Company and mCig determined it was in both parties’ interest to terminate the product Distribution Agreement and the Agreement for the Exchange of Securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2015

CAFÉ SERENDIPITY HOLDINGS, INC.

By:	/s/ Mark V. Noffke
Name: Mark V. Noffke
Title: Chief Executive Officer